
<ARTICLE> 5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
financial  statements  of IOS Capital,  Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                                      0
<SECURITIES>                                                0
<RECEIVABLES>                                   2,258,660,000<F1>
<ALLOWANCES>                                                0
<INVENTORY>                                                 0
<CURRENT-ASSETS>                                            0
<PP&E>                                            128,090,000<F2>
<DEPRECIATION>                                     45,128,000<F2>
<TOTAL-ASSETS>                                  2,370,532,000
<CURRENT-LIABILITIES>                                       0
<BONDS>                                         1,899,750,000
<PREFERRED-MANDATORY>                                       0
<PREFERRED>                                                 0
<COMMON>                                                    0<F3>
<OTHER-SE>                                        317,494,000
<TOTAL-LIABILITY-AND-EQUITY>                    2,370,532,000
<SALES>                                                     0
<TOTAL-REVENUES>                                  211,306,000
<CGS>                                                       0
<TOTAL-COSTS>                                               0
<OTHER-EXPENSES>                                   53,401,000
<LOSS-PROVISION>                                            0
<INTEREST-EXPENSE>                                 80,455,000
<INCOME-PRETAX>                                    79,341,000
<INCOME-TAX>                                       32,828,000
<INCOME-CONTINUING>                                46,513,000
<DISCONTINUED>                                              0
<EXTRAORDINARY>                                             0
<CHANGES>                                                   0
<NET-INCOME>                                       46,513,000
<EPS-PRIMARY>                                               0<F4>
<EPS-DILUTED>                                               0<F4>

(1) Includes net investments in leases of $2,200,307,000 and other accounts receivable.
(2)  Includes leased equipment of: cost - $111,007,000; accumulated depreciation
     - $40,026,000
(3) Common stock, $.01 par value, 1,000 shares outstanding. Since total is less than $1,000, zero is reported.
(4)  Not required as the registrant is a wholly-owned subsidiary.

